UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 26, 2018

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 Bedford Street, Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 324-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 26, 2018, Brent Ciurlino was appointed to the boards of directors of Patriot National Bancorp, Inc. (the “Company”) and Patriot Bank, N. A. (the “Bank”), a wholly-owned subsidiary of the Company.

Mr. Ciurlino does not have any family relationships with any of the executive officers or directors of the Company or the Bank. There are no arrangements or understandings between Mr. Ciurlino and any other person pursuant to which he was elected as a director of the Company and the Bank.

The Company believes that Mr. Ciurlino is an “independent” director as that term is defined by applicable listing standards of the Nasdaq stock market and rules of the Securities and Exchange Commission.

Mr. Ciurlino currently leads a specialized risk management and regulatory practice at Ivorhill Financial Advisers in Washington, D.C., where he has handled international assignments with the World Bank, IFC and IMF. He has a broad background and expertise in credit and risk, having served in numerous roles in the private and public sectors.

He served as Director of the Office of Credit Risk Management (OCRM) for the Small Business Administration (SBA), where he implemented the PARRiS/SMART risk protocols and supervised the $105 billion SBA 7(a) and 504 loan debenture and portfolio programs. He also supervised and regulated more than 4,000 SBA financial institutions across the United States.

Following the financial crisis and prior to his position of Director of the Office of Credit and Risk Management for the SBA, Mr. Ciurlino was appointed by former FDIC Chairman, Sheila Bair, Senior Asset Management Executive responsible for the Western Region of the FDIC Branch of Franchise and Asset Services. He served as designated voting member of the Regional Credit, Strategic Bank Resolution and Bank Oversight Committees. In these roles Mr. Ciurlino:

●	Monitored and Supervised over 800 banks and bank holding companies;
●	Supervised 165 franchise banks & receivership transactions, with over $150B in assets;
●	Supervised $88 billion in 68 Western Region loss share banks and 11 structured transactions; and
●	Completed over 92 secondary loan transactions for over $14 billion across the U.S.

Prior to this, he served as Managing Director at RSM Global International, where he managed diverse banking engagements for domestic and international banks, the FDIC, SBA, HUD, World Bank/IFC, and the IMF.

He also served as Managing Director/CEO of UnionBank Holding Company and UnionBank, a $2 billion international banking group, with 32 domestic and international branches and two international credit card processing centers, which merged with Royal Bank of Canada.

Prior to UnionBank, he served as Senior Vice President – Chief Credit and Underwriting Officer at RSM-Unicorp, where he worked on numerous domestic and international assignments representing several banks, financial institutions and government agencies.

His first FDIC appointment was in 1990, where he was appointed Deputy Director of Asset Management Services for the Resolution Trust Corp and the FDIC.

Most recently Mr. Ciurlino served as Chief Operating and Risk Officer for Freedom Mortgage Corporation and Freedom Small Business Lending BIDCO, and led its sale and divestiture to ReadyCap Lending, the largest SBA lending company.

Mr. Ciurlino graduated from the University of Maine with a B.S. degree and earned his M.S. degree in in Economics and Finance from Washington State University.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On November 1, 2018, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, regarding the appointment of Mr. Ciurlino as a new director.

The information contained herein and the exhibit attached herewith shall be deemed furnished and not filed.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Patriot National Bancorp, Inc., dated November 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: November 1, 2018	By:	/s/ Richard Muskus
Name: Richard Muskus
Title: President